UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.     )

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Mitek Systems, Inc.
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MITEK SYSTEMS, INC.
8911 BALBOA AVE., SUITE B
SAN DIEGO, CALIFORNIA 92123

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 23, 2011

TO ALL STOCKHOLDERS OF MITEK SYSTEMS, INC.

The Annual Meeting of Stockholders of Mitek Systems, Inc., will be held at 9:00 a.m., local time, Wednesday, February 23, 2011, at Mitek's executive offices located at 8911 Balboa Ave., Suite B, San Diego, California 92123, for the following purposes:

1.	To elect a board of seven directors to hold the office during the ensuing year or until their respective successors are elected and qualified;

2.	To adopt the Mitek Systems, Inc. Director Restricted Stock Unit Plan;

3.	To ratify the appointment of Mayer Hoffman McCann, P.C. as our independent registered public accounting firm for our 2011 fiscal year;

4.	To hold an advisory vote on the overall compensation of our named executive officers;

5.	To hold an advisory vote on the frequency of the advisory vote on executive compensation; and

6.	To transact such business as may properly come before the meeting and any adjournments thereof.

Our Board of Directors has fixed the close of business on January 10, 2011 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting and all adjournments thereof.  A list of these stockholders will be open to examination by any stockholder at the meeting and for ten days prior thereto during normal business hours at our executive offices, 8911 Balboa Ave., Suite B, San Diego, California 92123.

Enclosed for your convenience is a form of proxy which may be used at the Annual Meeting and which, unless otherwise marked, authorizes the holders of the proxy (i) to vote for the proposed slate of directors, (ii) to adopt the Mitek Systems, Inc. Director Restricted Stock Unit Plan, (iii) to ratify the appointment of Mayer Hoffman McCann, P.C. as our independent registered public accounting firm for our 2011 fiscal year, (iv) to approve, on an advisory basis, the overall compensation of our named executive officers, (v) to approve the option of once every three years as to the frequency of the advisory vote on the overall compensation of our named executive officers and (vi) as the proxy holder deems appropriate on any other matter brought before the Annual Meeting.

You are invited to attend the meeting in person.  Even if you expect to attend, it is important that you sign, date and return the enclosed proxy promptly in the business reply envelope which requires no postage if mailed in the United States.  It is important that your shares be represented at the meeting to assure the presence of a quorum.  If you sign and send in a proxy, you may revoke it before it is exercised (1) by executing a new proxy bearing a later date, (2) by filing with our Corporate Secretary an instrument revoking your proxy, or (3) by attending the meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders' Meeting

This proxy statement, along with our 2010 Annual Report on Form 10-K and proxy card, are available online at www.proxyvote.com.

By Order of the Board of Directors

San Diego, California	John M. Thornton
January 18, 2011	Chairman of the Board

MITEK SYSTEMS, INC.
8911 BALBOA AVE., SUITE B
SAN DIEGO, CALIFORNIA 92123

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

February 23, 2011

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Mitek Systems, Inc. ("we," "us," "our," "Mitek," or the "Company") for use at its Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m., local time, Wednesday, February 23, 2011, at our executive offices at 8911 Balboa Ave., Suite B, San Diego, CA 92123, and at any adjournments thereof.

We will pay the expenses of soliciting proxies for the Annual Meeting including the cost of preparing, assembling and mailing the proxy materials.  Proxies may be solicited personally, by mail, by telephone, by facsimile, or by telegram, by our regularly employed officers and employees.  Our officers and employees will not receive additional compensation for soliciting proxies.  We may request persons holding stock in their names for others, such as brokers and nominees, to forward proxy materials to their principals and request authority to execute the proxy.  We will reimburse any such brokers and nominees for their expenses in connection therewith.

Our 2010 Annual Report to Stockholders is included in this Proxy Statement, but is not incorporated in, and is not part of, this Proxy Statement and is not proxy-soliciting material.  We intend to mail this Proxy Statement and the accompanying material to stockholders of record on or about January 18, 2011.

VOTING

The holders of at least a majority of the outstanding shares of our common stock on the record date must be present in person or by proxy at the Annual Meeting in order to obtain a quorum for the Annual Meeting.  Abstentions and broker non-votes are counted in determining whether a quorum is obtained at the Annual Meeting and any adjournment or postponement thereof.  A broker non-vote occurs when a nominee (typically a broker or bank) holding shares for a beneficial owner (typically referred to as shares being held in “street name”) submits a proxy for the Annual Meeting, but does not vote on a particular proposal because the nominee has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares with respect to that proposal. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of establishing a quorum, but will not be counted as having voting power to vote on the proposal in question. Brokers generally have discretionary authority to vote on routine matters. The ratification of the appointment of Mayer Hoffman McCann, P.C. as our independent registered public accounting firm is considered a routine matter. The election of directors, including uncontested elections, is considered a non-routine matter and brokers do not have discretionary authority to vote on the election of directors. In addition, rules recently proposed by the Securities and Exchange Commission in response to the Dodd-Frank Wall Street Reform and Consumer Protection Act regarding “say on pay” and “say when on pay” proposals are considered non-routine matters and brokers do not have discretionary authority to vote on such matters.

As of the close of business on January 10, 2011, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, we had a total of 20,499,395 shares of common stock issued and outstanding.  Each stockholder of record on the record date is entitled to one vote for each share held on all matters to come before the Annual Meeting.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person.  Most stockholders have three options for submitting their votes: (i) via the Internet at the website address set forth on the accompanying ballot, (ii) by telephone at the phone number set forth on the accompanying ballot or (iii) by mail.  If you have Internet access, we encourage you to record your vote on the Internet.  It is convenient, and it saves us significant postage and processing costs.  In addition, when you vote via the Internet or by phone prior to the Annual Meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.  If you attend the Annual Meeting and are a registered holder, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, telephone or mail, will be superseded by the vote that you cast at the Annual Meeting.  The Annual Meeting’s polls will close shortly after 9:00 a.m., local time, and no further votes will be accepted after that time.  If you have any questions about submitting your vote, please call our Corporate Secretary, at (858) 503-7810.

Most beneficial owners whose stock is held in street name will receive instructions for voting their shares from their broker, bank or other nominee, rather than our proxy card.  A number of brokers and banks participate in a program provided through Broadridge Financial Solutions, Inc. that allows stockholders to grant their proxy to vote shares by means of the telephone or Internet.  If your shares are held in an account with a broker or bank participating in the Broadridge program, then you may be able to vote your shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or over the Internet at Broadridge’s web site at http://www.proxyvote.com.  If you hold your stock in street name and wish to vote in person at the Annual Meeting, then you must obtain a legal proxy issued in your name from the broker, bank or other nominee that holds your shares of record.

You may revoke your proxy at any time prior to the close of the polls at the Annual Meeting by: (i) submitting a later-dated proxy, in person at the Annual Meeting, via the Internet, by telephone or by mail, (ii) voting in person at the Annual Meeting or (iii) delivering instructions to our Corporate Secretary, prior to the Annual Meeting by mail to Mitek Systems, Inc. at 8911 Balboa Avenue, Suite B, San Diego, CA 92123.  If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.  Unless revoked, the proxy will be voted as specified.

With respect to Proposal 1, our directors are elected by a plurality vote.  Abstentions, broker non-votes and votes withheld will have no effect on the outcome of the vote.

With respect to Proposal 2, the affirmative vote of the holders of a majority of the shares of common stock having voting power, is required to approve the Mitek Systems, Inc. Director Restricted Stock Unit Plan, as amended and restated.  Abstentions will have the same effect as an "against" vote.  Broker non-votes do not having voting power on this proposal and will therefore have no effect on the outcome of the vote.

With respect to Proposal 3, the affirmative vote of the holders of a majority of the shares of common stock having voting power present in person or represented by proxy at the Annual Meeting is required for the ratification of the appointment of Mayer Hoffman McCann, P.C. as our independent registered public accounting firm for our 2011 fiscal year.  Abstentions will have the same effect as an "against" vote.

With respect to Proposal 4, the affirmative vote of the holders of a majority of the shares of our common stock having voting power present in person or represented by proxy at the Annual Meeting is required to approve, on an advisory basis, the overall compensation of our named executive officers. Abstentions will have the same effect as an "against" vote. Broker non-votes do not having voting power on this proposal and will therefore have no effect on the outcome of the vote.

With respect to Proposal 5, the frequency of the advisory vote on the overall compensation of our named executive officers, the alternative — every year, every two years or every three years — receiving the affirmative vote of the holders of a majority of the shares of common stock having voting power will be the frequency that stockholders approve. If none of the alternatives receive such majority vote, we will consider the alternate receiving the highest number of votes cast by stockholders to be the frequency that the stockholders approve. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The shares represented by proxies that are returned properly signed will be voted in accordance with the stockholder's directions.  If the proxy card is signed and returned without direction as to how the shares are to be voted, the shares will be voted as recommended by our Board of Directors.  The persons named as proxies were selected by our Board of Directors.

PROPOSAL NO. 1

TO ELECT SEVEN DIRECTORS

Generally

Pursuant to our Bylaws, our Board of Directors has fixed the number of authorized directors at seven.  All seven directors are to be elected at the Annual Meeting, to hold office until the next annual meeting or until their successors are duly elected and qualified.  The seven nominees receiving the highest number of votes will be elected.

Unless authorization to do so is withheld, it is intended that the persons named in the enclosed proxy will vote for the election of the nominees proposed by our Board of Directors.  With the exception of Mr. Alex W. "Pete" Hart, all of the nominees have served as directors of the Company since the 2010 annual meeting of stockholders.  Mr. Hart was recommended to the Nominating and Corporate Governance Committee as a nominee by our Chief Executive Officer.  All incumbent directors, except Mr. Michael Bealmear, are nominees for re-election to the Board.  Mr. Bealmear has declined to stand for re-election.  If any of the nominees should become unavailable for election before the Annual Meeting, the proxy will be voted for a substitute nominee or nominees, if any, designated by our Board of Directors.

The following table includes the names and certain information about the nominees for director.  All of the nominees named below have consented to being named herein and to serve, if elected.

Name	Age	Position With Mitek

John M. Thornton	78	Chairman of the Board

James B. DeBello	52	Chief Executive Officer, Chief Financial Officer and Director

Vinton P. Cunningham (2)	74	Director

Gerald I. Farmer, Ph. D. (1) (2) (3)	76	Director

Alex W. "Pete" Hart	70	Director Nominee

Sally B. Thornton	76	Director

William P. Tudor (1)	65	Director

(1)	Member of the Compensation Committee of the Board of Directors
(2)	Member of the Audit Committee of the Board of Directors
(3)	Member of the Nominating and Corporate Governance Committee of the Board of Directors

John M. Thornton - Mr. Thornton has been a director of Mitek since March 1986.  He was appointed Chairman of the Board as of October 1, 1987 and served as President from May 1991 to July 1991, as Chief Executive Officer from May 1991 to February 1992 and again as Chief Executive Officer and Chief Financial Officer from September 1998 to May 2003, when he resigned from his positions as President and Chief Executive Officer.  He resigned from his position as Chief Financial Officer in May 2005.  He continues to serve as Chairman of the Board.  From 1976 through 1988, Mr. Thornton served as Chairman and Vice Chairman of the Board at Micom Systems, Inc.  Mr. Thornton is also Chairman of the Board of Thornton Winery Corporation in Temecula, California.

The Board believes Mr. Thornton's extensive executive management and Chairman experience with public and privately held companies provides him with the necessary skills to be Chairman of our Board of Directors. Having previously served as our President, Chief Executive Officer and Chief Financial Officer, he has developed in-depth knowledge of our company and the industry in which we sell our products.

James B. DeBello - Mr. DeBello has been a director of Mitek since November 1994.  He has been President and Chief Executive Officer of Mitek since May 2003.  In January 2009, Mr. DeBello was appointed Mitek’s Chief Financial Officer and Secretary, in addition to his other positions.  Prior to joining Mitek, he was Chief Executive Officer of AsiaCorp Communications, Inc., a wireless data infrastructure and software company, from July 2001 to May 2003.  He was Venture Chief Executive Officer for IdeaEdge Ventures, Inc., a venture capital company, from June 2000 to June 2001.  From May 1999 to May 2000 he was President, Chief Operating Officer and a member of the Board of Directors of CollegeClub.com, an Internet company.  From November 1998 to April 1999 he was Chief Operating Officer of WirelessKnowledge, Inc., a joint venture company formed between Microsoft and Qualcomm, Inc.  Before that, from November 1996 to November 1998, Mr. DeBello held positions as Vice President, Assistant General Manager and General Manager of Qualcomm, Inc.'s Eudora Internet Software Division, and Vice President of Product Management of Qualcomm, Inc.'s Subscriber Equipment Division.  Mr. DeBello holds a B.A., magna cum laude and MBA from Harvard Business School and was a Rotary Scholar at the University of Singapore where he studied economics and Chinese.

The Board believes Mr. DeBello's background in executive leadership roles for a number of global technology companies makes him well qualified to serve on our Board and as our current President, Chief Executive Officer and Chief Financial Officer.

Vinton P. Cunningham - Mr. Cunningham has been a director of Mitek since May 2005.  Retired since 2002, he served as Sr. Vice-President-Finance of EdVision Corporation from 1993 to 2002.  Mr. Cunningham was Chief Operating Officer and Chief Financial Officer of Founders Club Golf Company from 1990 to 1993.  He was Vice President-Finance of Amcor Capital, Inc. from 1985 to 1990.  Mr. Cunningham was Chief Financial Officer and Treasurer of Superior Farming Company, a wholly owned subsidiary of Superior Oil Company, from 1981 to 1985.
The Board believes Mr. Cunningham's background has provided our Board of Directors with valuable financial and accounting expertise as our financial expert on the Audit Committee of our Board of Directors.  Having served as a member of our Board of Directors since 2005, Mr. Cunningham has a good understanding of our business, operations, and culture.

Gerald I. Farmer - Dr. Farmer has been a director of Mitek since May 1994.  He was Executive Vice President of Mitek from November 1992 until June 1997.  Before joining Mitek, from January 1987 to November 1992, Dr. Farmer was Executive Vice President of HNC Software, Inc.  He has held senior management positions with IBM Corporation, Xerox, SAIC and Gould Imaging and Graphics.

The Board believes Dr. Famer's extensive career as a leader of a number of technology-based companies makes him well qualified to serve on our Board of Directors.  Having served our company as both an executive officer and a director since 1992, Dr. Farmer is intimately familiar with both our technology and the industry.

Alex W. "Pete" Hart - Mr. Hart is Chairman of the SVB Financial Group and has worked as an independent consultant to the financial services industry since 1997.  He served as Chief Executive Officer of Advanta Corporation, a public diversified financial services company from 1995 to 1997, where he had previously served as Executive Vice Chairman from 1994 to 1995.  Prior to joining Advanta, he was President and Chief Executive Officer of MasterCard International, a worldwide payment service provider from 1994 to 1998.  In addition to the SVB Financial Group, Mr. Hart is currently a member of the Boards of Directors of the following public companies: Fair Isaac Corporation, a predictive software company, Global Payments, Inc., a payment services company, and VeriFone Holdings, Inc., an electronics company.  Mr. Hart has previously served as a member of the Boards of Directors of numerous other companies, including HNC Software, Retek Inc., Shopping.com, Sanchez Computer Associates, US Encode, eHarmony.com and Sequal Technologies, Inc.  In addition, he is an advisor to a number of private companies, including Tempo Payments, NoLie MRI, Cimbal Technologies and US Encode.  Mr. Hart holds a bachelor’s degree in Social Relations from Harvard University.

The Board believes Mr. Hart's extensive experience as a financial services and payments industry leader and director qualifies him to serve on our Board of Directors.

Sally B. Thornton - Ms. Thornton has been a director of Mitek since April 1988.  She has been a private investor for more than 40 years.  She served as a director of Micom Systems, Inc. from 1976 to 1988.  From 1987 until 1996 she served as Chairman of Medical Materials, Inc, a composite plastics manufacturer.  Ms. Thornton is on the Board of Directors of Thornton Winery Corporation in Temecula, California.  She has been a Trustee of the Sjorgren's Syndrome Foundation in New York and Stephens College in Missouri.  Ms. Thornton is also a Life Trustee of the San Diego Museum of Art.  Ms. Thornton is the spouse of John M. Thornton, Chairman of the Board.

The Board believes Ms. Thornton's far-reaching experience as a leader of both for-profit and non-profit organizations serves her well as member of our Board of Directors.  Having served on our Board for more than twenty years, Ms. Thornton is familiar with both our company and our technology.

William P. Tudor - Mr. Tudor has been a director of Mitek since September 2004.  He is President of International Learning Corporation.  Prior to that, he was Executive Vice President of Scantron Corporation from July 2002 to July 2005.  He was Chief Executive Officer of EdVision from June 1990 to July 2002.

The Board believes Mr. Tudor's background as a technology entrepreneur and software executive at both public and private companies gives him the experience necessary to serve on our Board of Directors.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES DISCUSSED ABOVE TO OUR BOARD OF DIRECTORS.

PROPOSAL NO. 2

ADOPTION OF THE MITEK SYSTEMS, INC. DIRECTOR RESTRICTED STOCK UNIT PLAN

Summary

We currently maintain the Mitek Systems, Inc. 2010 Stock Option Plan, among other stock option plans, under which we may award stock options (but no other types of equity-based incentive awards) to employees, directors and other key service providers.  To provide the Board of Directors with more flexibility and for the other reasons discussed below, on January 12, 2011, subject to stockholder approval, the Board of Directors adopted the Mitek Systems, Inc. Director Restricted Stock Unit Plan, as amended and restated (the "Director Plan"), and authorized up to 1,000,000 shares of our common stock for issuance thereunder. We are submitting the Director Plan to our stockholders for their approval at the annual meeting. If stockholder approval is not obtained, we may not make awards under the Director Plan.

We believe that incentives and stock-based awards focus directors on the objective of creating stockholder value and promoting the success of the our company, and that incentive compensation plans like the proposed Director Plan are an important attraction, retention and motivation tool for participants in the plan.

The Board of Directors approved the Director Plan based, in part, on a belief that the plan helps attract and retain the experienced directors required for our business to grow. Our success will depend in part upon retaining such experienced, knowledgeable professionals. There is significant competition for directors with the skills required to oversee the products and services we offer. If we cannot attract, motivate and retain qualified professionals, our business, financial condition and results of operations will suffer.

The Director Plan will permit the discretionary award of restricted stock units to our employee directors and non-employee directors. Subject to the approval of the Director Plan by our stockholders, the Board of Directors may grant such awards commencing on the date of board approval of the Director Plan and continuing through December 5, 2020 or the earlier termination of the Director Plan. Increased stock ownership by our directors will further align their interests with the interests of our stockholders and will assist us in attracting and retaining talented directors.  If stockholders do not approve the Director Plan by April 5, 2011, the Director Plan will terminate and any then-outstanding awards granted thereunder will be forfeited without consideration.

As of January 13, 2011, the fair market value of a share of our common stock, as determined by the last transaction price quoted by the OTCBB on such date, was $5.77.

The Board of Directors encourages stockholders to consider the following in voting to approve the Director Plan.  The following points summarize why the Board of Directors strongly believes the Director Plan is essential for our future success:

•
Achieving superior long-term results always has been a primary objective for our company and it is essential that directors think and act like owners.  Stock ownership helps enhance the alignment of the long-term economic interests of stockholders and directors.

•
The ability to provide different forms of equity, including restricted stock units, provides us with an increased flexibility to examine the various legal, tax, and design considerations raised by various forms of awards or a combination thereof, in order to best reach its desired outcome.

•
The 1,000,000 new shares of common stock that would be available for grant under the Director Plan represents approximately only 5% of the number of shares of common stock that are currently outstanding.

The complete text of the Director Plan is attached as Exhibit A to this Proxy Statement.  Stockholders are urged to review it together with the following information, which is qualified in its entirety by reference to Exhibit A.  If there is any inconsistency between the summary of the Director Plan in this Proposal 2 and the terms of the Director Plan or if there is any inaccuracy in the summary of the Director Plan in this Proposal 2, the terms of the Director Plan shall govern.

Key Features of the Director Plan

The following are certain features of the Director Plan:

•	The Director Plan will have a maximum of 1,000,000 shares of common stock reserved for issuance.
•	Only restricted stock units awards may be issued under the Director Plan.
•	If not terminated earlier by the Board of Directors, the Director Plan will terminate on December 5, 2020.
•	The Director Plan is administered and controlled by the Board of Directors.
•	Only employee and non-employee directors are eligible to receive awards under the Director Plan
•	The Board of Directors has the discretion to determine who shall receive any awards and the terms and conditions of such awards.

Description of the Director Plan

Background and Purpose of the Director Plan. The purpose of the Director Plan is to help promote the long-term success of our company and the creation of stockholder value by:

•	attracting and retaining the services of talented individuals as directors of the Company,
•	motivating such directors, through the award of restricted stock units, to achieve long-term performance goals,
•	providing competitive equity and incentive compensation opportunities, and
•
further aligning the interests of our directors with stockholders through compensation that is based upon the performance of the Company’s common stock which can thereby promote the long-term financial interest of the Company and enhancement of long-term stockholder return.

Eligibility to Receive Awards. Only employee and non-employee directors are eligible to receive awards under the Director Plan.  The Board of Directors determines, in its discretion, the individuals who will be granted awards under the Director Plan.  As of January 18, 2011, two employee directors and five non-employee directors are eligible to participate in the Director Plan.

Shares Subject to the Director Plan. The maximum number of shares of common stock that can be issued under the Director Plan is 1,000,000.  The shares underlying forfeited or terminated awards will become available again for issuance under the Director Plan and shares that are utilized to pay an award's purchase price, if any, or tax withholding obligations shall not count against the Director Plan's share limit.

Administration of the Director Plan. The Director Plan will be administered by the Board of Directors.  Subject to the terms of the Director Plan, the Board of Directors has the sole discretion, among other things, to:

•	select the individuals who will receive awards,
•	determine the terms and conditions of awards (for example, performance goals, if any, and vesting schedule),
•	correct any defect, supply any omission, or reconcile any inconsistency in the Director Plan or any award agreement,
•	accelerate the vesting or waive restrictions of any awards at any time and under such terms and conditions as it deems appropriate,
•	adopt any rules, guidelines and/or procedures to implement and administer the Director Plan, and
•	interpret the provisions of the Director Plan and outstanding awards.

The Board of Directors may also use the Director Plan to issue shares under other plans or subplans as may be deemed necessary or appropriate, such as to provide for participation by non-U.S. directors.  In addition, awards may be subject to any policy that we may implement on the recoupment of compensation (referred to as a clawback policy).  We will indemnify the members of the Board of Directors and their delegates to the maximum extent permitted by applicable law for actions taken or not taken with respect to the Director Plan.

Restricted Stock Units.  A restricted stock unit is a bookkeeping entry that represents the equivalent of a share of common stock.  A restricted stock unit is similar to a stock award except that the participant does not have any stockholder rights until the restricted stock unit is settled with shares.  Restricted stock units issued under the Director Plan will be evidenced by a written agreement between our company and the director to whom the award was granted and will recite the specific terms and conditions of the award. The Board of Directors will determine all of the terms and conditions of the  restricted stock units awarded under the Director Plan, including the vesting period and the number of shares of common stock subject to each award.  Upon each vesting date, the participant will become entitled to receive a share of our common stock in exchange for each vested restricted stock unit on the settlement date.  The Board of Directors may determine that a restricted stock unit will vest only if our company satisfies performance goals established by the Board of Directors.  Settlement of restricted stock units will generally occur within thirty days of vesting unless the participant has timely elected to defer such compensation or his or her written restricted stock units agreement provides for settlement to occur on a later specified date.  For example, the written restricted stock units agreement may provide for settlement to occur upon the termination of the participant's service with our company.

Limited Transferability of Awards. Awards granted under the Director Plan generally are not transferrable other than upon death, or pursuant to a court-approved domestic relations order.

Termination of Service Prior to Vesting. Generally, if a director's service with our company terminates, then the unvested restricted stock units will be surrendered to us without compensation.

Adjustments Upon Changes in Capitalization.  In the event of a stock split, a combination, consolidation, spin-off, recapitalization, or any other similar transaction involving shares of our common stock prior to the settlement of a restricted stock unit award, then the number and kind of shares issued under the Director Plan and subject to each award, as well as the number and kind of shares available for issuance under the Director Plan, will each be equitably and proportionately adjusted by the Board of Directors.

Corporate Transaction. In the event that our company is a party to a merger or other reorganization, outstanding awards granted under the Director Plan will be subject to the agreement of merger or reorganization. Such agreement may provide for (i) accelerated vesting of outstanding awards, (ii) the continuation of the outstanding awards, (iii) the assumption of the outstanding awards by the surviving entity, or (iv) the cancellation of outstanding awards with or without consideration, in all cases with or without consent of the director to whom the award was granted.  Except as otherwise provided in the restricted stock unit agreement, in the event of a change in control, all then-outstanding awards will vest and become exercisable as of immediately prior to the change in control.

Term of the Director Plan.  If approved by stockholders, the Director Plan will continue in effect until December 5, 2020 or until earlier terminated by the Board of Directors.

Governing Law. The Director Plan will be governed by the laws of the state of Delaware except for conflict of law provisions.

Amendment and Termination of the Director Plan.  The Board of Directors generally may amend or terminate the Director Plan at any time and for any reason, except that the Board of Directors must obtain stockholder approval in certain circumstances.

Certain Federal Income Tax Information

The following is a general summary, as of December 31, 2010, of the federal income tax consequences to our company and to U.S. participants for awards granted under the Director Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with their own tax advisors regarding the tax implications of their awards under the Director Plan.

Stock Units.  No taxable income is generally reportable when unvested restricted stock units are granted to a participant. Upon settlement of the vested restricted stock units, the participant will recognize ordinary income in an amount equal to the fair market value of the shares received on the date of settlement.

Income Tax Effects for our Company.  We generally will be entitled to a tax deduction in connection with an award under the Director Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income.

Internal Revenue Code Section 409A.  Section 409A of the Internal Revenue Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of section 409A generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the recipient of the award who are our employees over and above the income tax owed plus possible penalties and interest.  The types of arrangements covered by section 409A are broad and may apply to certain restricted stock unit awards available under the Director Plan. As required by section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee's separation from service.

New Benefit Plans

All awards under the Director Plan will be granted at the discretion of our Board of Directors. Therefore, the benefits and amounts that will be received or allocated under the Director Plan are not presently determinable.  The following table sets forth the number of shares subject to awards granted under the Director Plan to the below individuals and groups.  All such awards are subject to stockholder approval of the Director Plan, and if such approval is not obtained, all such awards will be forfeited.  Further, the awards granted to date are not necessarily indicative of future grants under the Director Plan.

Name and Position	Dollar Value ($)	Number of Shares Subject to Awards
James B. DeBello, CEO and CFO	Not applicable	None
Executive Group	Not applicable	None
Non-Executive Director Group	Not applicable	300,000
Non-Executive Officer Employee Group	Not applicable	None

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MITEK SYSTEMS, INC. DIRECTOR RESTRICTED STOCK UNIT PLAN.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF AUDITORS

The Audit Committee of our Board of Directors has selected the firm of Mayer Hoffman McCann, P.C ("Mayer Hoffman"), independent certified public accountants, to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2011.  Representatives of Mayer Hoffman have been invited to attend the Annual Meeting and, if they attend, will have the opportunity to make a statement and respond to appropriate questions.

During our two most recent fiscal years and any subsequent interim period prior to the engagement of Mayer Hoffman, we did not consult with Mayer Hoffman with respect to any of the matters enumerated in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Mayer Hoffman as our independent registered public accounting firm.  However, the Audit Committee of our Board of Directors is submitting the appointment of Mayer Hoffman to our stockholders for ratification as a matter of good corporate practice.  If our stockholders fail to ratify the appointment of Mayer Hoffman, the Audit Committee of our Board of Directors will reconsider whether or not to retain Mayer Hoffman.  Even if the selection is ratified, the Audit Committee of our Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

During our two most recent fiscal years and any subsequent interim period, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Mayer Hoffman, would have caused it to make reference to the subject matter of the disagreements in connection with its report and there occurred no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K as promulgated by the SEC.

Audit Fees

The fees for professional services rendered for the audit of our financial statements for each of the fiscal years ended September 30, 2010 and September 30, 2009, and the reviews of our interim financial statements included in our Quarterly Reports on Form 10-Q or services normally provided by Mayer Hoffman, in connection with statutory or regulatory filings or engagements were approximately $129,300 for both the fiscal years ended September 30, 2010 and 2009.

Audit Related Fees

There were no audit related fees for the fiscal years ended September 30, 2010 or September 30, 2009.

Tax Fees

There were no fees for tax compliance, tax advice or tax planning billed or expected to be billed by our independent auditors for the fiscal years ended September 30, 2010 or September 30, 2009.

All Other Fees

Other than described above, there were no other fees paid to our independent auditors.

Independence

The Audit Committee of our Board of Directors believes there were no services provided by our Mayer Hoffman which would affect their independence.

Pre-Approval Policies

In accordance with the Audit Committee Charter, the Audit Committee of our Board of Directors has established policies and procedures by which it approves in advance any audit and permissible non-audit services to be provided by our independent auditors.  Under these procedures, prior to the engagement of the independent auditor for pre-approved services, requests or applications for the auditors to provide services must be submitted to the Audit Committee and must include a detailed description of the services to be rendered.  Our chief financial officer and the independent auditors must ensure that the independent auditors are not engaged to perform the proposed services unless those services are within the list of services that have received the Audit Committee's pre-approval and must cause the Audit Committee to be informed in a timely manner of all services rendered by the independent auditors and the related fees.

Each request or application must include:

•	a recommendation by our chief financial officer as to whether the Audit Committee should approve the request or application; and
•
a joint statement of our chief financial officer and the independent auditors as to whether, in their view, the request or application is consistent with the SEC's and the requirements for auditor independence of the Public Company Accounting Oversight Board ("PCAOB").

The Audit Committee also will not permit the independent auditors to be engaged to provide any services to the extent that the SEC has prohibited the provision of those services by independent auditors, which generally include:

•	bookkeeping or other services related to accounting records or financial statements;
•	financial information systems design and implementation;
•	appraisal or valuation services, fairness opinions or contribution-in-kind reports;
•	actuarial services;
•	internal audit outsourcing services;
•	management functions;
•	human resources;
•	broker-dealer, investment adviser or investment banking services;
•	legal services;
•	expert services unrelated to the audit; and
•	any service that the PCAOB determines is not permissible.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF MAYER HOFFMAN TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR 2011 FISCAL YEAR

PROPOSAL NO. 4

ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY'S
NAMED EXECUTIVE OFFICERS

The compensation paid to our named executive officers is intended to align their interests with the long-term interests of our stockholders and is based on a pay-for-performance philosophy.  It is straightforward, consisting principally of salary, which must be competitive to retain the skills and experience of excellent employees, annual incentive bonus to reward strong performance upon achievement of challenging goals, and equity compensation to encourage long-term commitment and team performance.  Not all elements may be provided every year, depending on the performance of the Company and the executive.  The Compensation Committee and the Board of Directors believe that our executive compensation program is effective in implementing our principles and is strongly aligned with the long-term interests of our stockholders and that our stockholders should approve our compensation program.

Section 14A of the Exchange Act, added under the Dodd-Frank Act, requires us to provide our stockholders with the opportunity to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement under “Executive Compensation” beginning on page 14 (which disclosure includes the compensation tables and the narrative disclosures that accompany the compensation tables).  This vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation.

            The vote solicited by this proposal is advisory and its outcome will not be binding on the Board of Directors or Company nor require the Board of Directors or Compensation Committee to take any action.  However, the Compensation Committee values the opinions expressed by our stockholders in their vote on this proposal and expects to take into account the outcome of this vote when evaluating future executive compensation arrangements for the Company’s executive officers.

The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter shall be required for the stockholder advisory vote on the overall compensation of the Company's named executive officers as disclosed in the Executive Compensation section (including the tables and narrative therein) of this Proxy Statement.  Abstentions and broker non-votes will not be included in the totals for the proposal, and will have no effect on the outcome of the vote.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 5

ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON
EXECUTIVE COMPENSATION

Section 14A of the Exchange Act, added under the Dodd-Frank Act, also requires us to provide our stockholders with a separate advisory vote on the frequency of the advisory vote set forth in Proposal 4 above.  By voting on this Proposal 5, stockholders may indicate whether they would prefer an advisory vote to approve the named executive officers' compensation annually, every two years, or every three years.  Stockholders also have the option to abstain from voting on this matter.

The Board of Directors and the Compensation Committee believe an advisory vote on executive compensation every three years is the best approach for the Company and our stockholders.  An advisory say on pay plan vote at every third annual meeting would provide stockholders an opportunity to make an informed and thoughtful vote based on close analysis of our compensation program.  It will encourage a long-term approach to evaluating our executive compensation program, consistent with our Company's long-term philosophy on executive compensation.  Additionally, a vote every three years would allow us adequate time to compile meaningful input from stockholders on our compensation program and respond appropriately.  This may be challenging to do on an annual or biennial basis, and both we and our stockholders would benefit from having more time for a thoughtful and constructive dialogue on why particular pay practices are appropriate for us.  In contrast, focusing on executive compensation over an annual or biennial period would focus on short-term results rather than long-term value creation, which is inconsistent with our compensation philosophy and would detract from the long-term interests and goals of the Company.   Moreover, a short review cycle will not allow for a meaningful evaluation of our performance against our compensation practices, as any adjustment in pay practices would take time to implement and be reflected in our financial performance and in the price of our common stock.

Because this vote is advisory, it is not binding on the Board of Directors or the Company, and the Board of Directors may decide it is in the best interests of the Company and our stockholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.  However, the Board of Directors values the opinion of our stockholders and will take into account the outcome of the vote when considering the frequency of the advisory vote set forth in Proposal 4.

As for the vote on the frequency with which stockholders shall vote on the compensation of our named executive officers, stockholders are given four choices: every one, two or three years or to abstain from voting on the matter.  The option that receives the plurality of the votes cast at the Annual Meeting shall determine the frequency of the advisory vote by stockholders on such executive compensation.  Abstentions and broker non-votes will not be included in the totals for the proposal, and will have no effect on the outcome of the vote.  If none of the alternatives receive a majority vote, we will consider the highest number of votes cast by stockholders to be the frequency that has been selected by stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE OPTION OF ONCE EVERY THREE YEARS AS TO THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board of Directors has furnished the following report to stockholders of the Company in accordance with rules adopted by the SEC.

As described in its charter, the Audit Committee meets with the independent auditors and our officers or other personnel responsible for our financial reports.  The Audit Committee is responsible for reviewing the scope of the auditors' examination of the Company and the audited results of the examination.  The Audit Committee is also responsible for discussing with the auditors the scope, reasonableness and adequacy of internal accounting controls.  The Audit Committee is not responsible for the planning or conduct of the audits or the determination that our financial statements are complete and accurate and in accordance with generally accepted accounting principles.  Among other matters, the Audit Committee considers and selects a certified public accounting firm as our independent auditor.  The Audit Committee held four meetings during fiscal 2010.

In accordance with rules adopted by the SEC, the Audit Committee states that:

•	The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year 2010.

•
The Audit Committee has discussed with Mayer Hoffman McCann, P.C., our independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified and supplemented.

•
The Audit Committee has received the written disclosures and the letter from Mayer Hoffman McCann, P.C., required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as modified and supplemented, and has discussed with the independent registered public accountants, its independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010, for filing with the SEC.

Audit Committee

Vinton Cunningham
Michael Bealmear
Gerald I. Farmer

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Meetings of our Board of Directors

Our Board of Directors schedules approximately four meetings during the fiscal year of which one is held immediately following the Annual Meeting of Stockholders and at the same location.  Additional meetings may be called as the need arises.  During the 2010 fiscal year, there were four meetings of the Board of Directors.  No director attended fewer than 75 percent of the aggregate number of meetings held by the Board of Directors and the committees on which such director served during the 2010 fiscal year.

Board Committees

Our Board of Directors has appointed from among its members three committees, the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee, to advise it on matters of special importance to the Company.  Each of the committees of the Board of Directors acts under a written charter.  Copies of the Audit Committee Charter, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, and Code of Ethics are available on our website at www.miteksystems.com by selecting "About Us" and "Investor Relations."

Our directors have a critical role in guiding our strategic direction and overseeing our management.  Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, and personal integrity and judgment.  In addition, directors must have time available to devote to board activities and to enhance their knowledge of our business.

Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.  Developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors.

Audit Committee

Our Board of Directors has appointed a standing Audit Committee which, during the fiscal year ended September 30, 2010, held four meetings.  The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements, monitoring the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, and reviewing the independence and performance of our independent registered public accountants.  The members of the Audit Committee during fiscal year 2010 were Messrs. Cunningham and Bealmear and Dr. Farmer.  Our Board of Directors has determined that Mr. Cunningham is an "audit committee financial expert", as such term is defined pursuant to rules promulgated by the SEC.  Each of the members of the Audit Committee is an "independent" director as defined by applicable SEC and Nasdaq Stock Market rules and meets the other qualifications under the regulations adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to our Board of Directors regarding the composition and structure of our Board of Directors, establishing criteria for board membership and corporate policies relating to the recruitment of board members, and establishing, implementing and monitoring policies and processes regarding principles of corporate governance.   The Nominating and Corporate Governance Committee will consider suggestions by stockholders for names of possible future nominees delivered in writing and received 120 days in advance of the Annual Meeting of Stockholders.  Such recommendations should provide all information relating to such person that the stockholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934.  The Nominating and Corporate Governance Committee did not hold any meetings during the fiscal year ended September 30, 2010.  The members of the Nominating and Corporate Governance Committee during fiscal year 2010 were Dr. Farmer and Mr. Bealmear, each of whom is an "independent" director as defined by applicable SEC and Nasdaq Stock Market rules.

Compensation Committee

Our Board of Directors also has appointed a Compensation Committee which reviews executive compensation, establishes executive compensation levels, recommends employee compensation programs and administers our stock option plans.  During the fiscal year ended September 30, 2009, the Compensation Committee did not hold any meetings.  The members of the Compensation Committee during fiscal year 2010 were Messrs. Tudor and Bealmear and Dr. Farmer, each of whom is an "independent" director as defined by applicable SEC and Nasdaq Stock Market rules.

Board Leadership Structure and Role in Risk Oversight

The leadership structure of our board of directors is such that our chairman of our board of directors and our chief executive officer positions are separated. Mr. Thornton, an independent director, has served as chairman of our board of directors since October 1987. We believe having an independent chairman of our board of directors with extensive executive experience with the nature of our business has provided our board of directors with consistent, experienced and independent leadership that enhanced the effectiveness of our board of directors as a whole. Our corporate governance guidelines do not require our board of directors to choose an independent chairman or to separate the roles of chairman and chief executive officer, but our board of directors believes this leadership structure is the appropriate structure for the Company at this time. Our board of directors may choose its chairman in any manner that it deems to be in the best interests of the Company. If, in the future, the chairman of our board of directors is not an independent director, our board of directors may designate an independent director to serve as a lead independent director.

Our board of directors is responsible for oversight of risks facing the Company, while our management is responsible for day-to-day management of risk. Our board of directors, as a whole, directly administers its risk oversight function. In addition, the risk oversight function is also administered through the standing committees of our board of directors, which oversee risks inherent in their respective areas of responsibility, reporting to our board of directors regularly and involving our board of directors as necessary. For example, the audit committee oversees our financial exposure and financial reporting related risks, and the compensation committee oversees risks related to our compensation programs and practices. Our board of directors as a whole directly oversees our strategic and business risk, including product development risk, through regular interactions with our management and, from time-to-time, input from independent advisors. We believe our board’s leadership structure supports its role in risk oversight, with our chief executive office, president and chief financial officer responsible for assessing and managing risks facing the Company on a day-to-day basis and the chairman and other members of our board of directors providing oversight of such risk management.

Director Independence

Our board of directors has determined that each of Messrs. Bealmear, Cunningham, Farmer and Tudor are "independent" under the criteria established by the NASDAQ Marketplace Rules for independent board members.  In addition, our board of directors has determined that the members of our audit committee meet the additional independence criteria required for audit committee membership.

Stockholder Communications to the Board

Stockholders may contact an individual director, our Board of Directors as a group, or a specified committee or group of our Board of Directors, including the non-employee directors as a group, at the following address: Corporate Secretary, Mitek Systems, Inc. 8911 Balboa Ave, Suite B, San Diego, CA 92123, Attn: Board of Directors.  We will receive and process communications before forwarding them to the addressee.  Directors generally will not be forwarded stockholder communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about the Company.

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting, we encourage all of our directors to attend.  Each incumbent director nominee for election at our 2011 Annual Stockholder Meeting attended our 2010 Annual Stockholder Meeting.

Director Compensation

Our Chairman receives $2,250 and all of our other non-employee directors received $1,500 for each regularly scheduled Board meeting attended in person and $500 per meeting attended by phone.  In addition, they received $500 for each regularly scheduled committee meeting.  We reimbursed our directors for their reasonable expenses incurred in attending meetings of our Board of Directors.  The members of the Board are eligible for reimbursement of expenses incurred in connection with their service on the Board.

The following table provides director compensation information for the year ended September 30, 2010.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total Compensation ($)
John M. Thornton	$12,480	$19,173	$-	$31,653
Michael W. Bealmear	$6,500	$19,173	$-	$25,673
Vinton P. Cunningham	$8,000	$19,173	$-	$27,173
Gerald I. Farmer	$8,000	$19,173	$-	$27,173
Sally B. Thornton	$6,000	$19,173	$-	$25,173
William P. Tudor	$6,000	$19,173	$-	$25,173

(1)
Represents the dollar amount recognized for financial statement report purposes with respect to the fiscal year in accordance with ASC 718.  Please see "NOTE 4. STOCKHOLDERS’ EQUITY," to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 filed with the SEC for the relevant assumptions used to determine the valuation of our option awards.

(2)	The outstanding equity awards held by each of our directors as of September 30, 2010 are as follows:

John M. Thornton: options to acquire 100,000 shares of our common stock;
Michael W. Bealmear: options to acquire 75,000 shares of our common stock;
Vinton P. Cunningham: options to acquire 50,000 shares of our common stock;
Gerald I. Farmer: options to acquire 75,000 shares of our common stock;
Sally B. Thornton: options to acquire 75,000 shares of our common stock; and
William P. Tudor: options to acquire 75,000 shares of our common stock.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Currently, our sole executive officer is Mr. James B. DeBello.  Mr. DeBello has served as our President and Chief Executive Officer since May 2003 and as our Chief Financial Officer and Secretary since January 2009.  Mr. DeBello is also a member of our Board of Directors.  Please see "PROPOSAL NO. 1—TO ELECT SEVEN DIRECTORS" for more  information regarding Mr. DeBello

There are no arrangements or understandings between any executive officer and any other person pursuant to which such executive officer was or is to be selected as an executive officer.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes compensation paid to or earned by each of our named executive officers:

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Total Compensation ($)

James B. DeBello	2010	$335,357	$85,257	$92,195	$512,809
President, CEO and CFO	2009	$318,683	—	$47,890	$366,573

(1)           Represents the dollar amount recognized for financial statement report purposes with respect to the fiscal year in accordance with ASC 718.  Please see "NOTE 4. STOCKHOLDERS' EQUITY," to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2010 filed with the SEC for the relevant assumptions used to determine the valuation of our option awards.

We do not have an employment agreement in place with James B. DeBello, our President, Chief Executive Officer and Chief Financial Officer.  Mr. DeBello's annual salary for our 2009 fiscal year was approximately $333,000.  In connection with the workforce reduction we implemented in January 2009, Mr. DeBello's annual salary was reduced by 10% for the period May 11, 2009 through September 30, 2009, the end of our 2009 fiscal year.  Mr. DeBello's annual salary for our 2010 fiscal year was reinstated to the full amount of approximately $333,000.  In May 2010, the Board of Directors awarded Mr. DeBello a discretionary bonus of approximately $84,000 in recognition of our company's improved performance.  Mr. DeBello was also awarded a discretionary bonus of approximately $1,500 with respect to a patent that we filed in 2010.  In February 2010, we granted Mr. DeBello a stock option to purchase up to 250,000 shares of our common stock that vests monthly over a 36-month term and has an exercise price of $0.79 per share, which was the fair market value of a share of our common stock on the date of grant.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the September 30, 2010.  The only outstanding equity awards are stock options.  All options we granted to our named executive officers during our fiscal year ended September 30, 2010, vest monthly over a three-year period and have ten-year terms, subject to earlier termination on the occurrence of certain events related to termination of employment.  In addition, the full vesting of options is accelerated if there is a change in control of the Company.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
James B. DeBello	400,000	-	-	$1.06	05/19/13
	400,000	-	-	$0.50	11/17/14
	100,000	-	-	$0.80	10/19/15
	100,000	-	-	$0.82	11/18/15
	150,000	-	-	$1.10	07/10/16
	425,000	25,000	-	$0.35	12/04/17
	131,408	117,592	-	$0.09	02/25/19
	48,608	201,392	-	$0.79	02/24/20

Option Exercises and Stock Vested at Fiscal Year End

During the fiscal year ended September 30, 2010, no stock options were exercised by any named executive officer.

Pension Benefits

We do not have any defined benefit plans at this time.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans.

Employment Arrangements and Change in Control Arrangements

The stock option agreements of our named executive officers provide that, generally, in case of a change of control, the option will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation.  If the successor corporation refuses to assume or substitute for the option, then immediately before and contingent on the consummation of the change in control, the optionee will fully vest in and have the right to exercise his or her options.

As of September 30, 2010, the value of the unvested, in-the-money options of our named executive officers that would accelerate upon a change of control, based on the difference between the closing bid price on the last trading day of the year of $1.78 per share and the exercise price of the respective options, was as follows:

Name	Option Value as of September 30, 2010
James B. DeBello	$433,859

Processes and Procedures for the Consideration and Determination of Executive and Director Compensation

One of the duties of the Compensation Committee of the Board of Directors is to monitor the performance and compensation of executive officers and other key employees, to review compensation plans and to administer our stock option plans.  The Company's executive and key employee compensation programs are designed to attract, motivate and retain the executive talent needed to enhance stockholder value in a competitive environment.  Our fundamental philosophy is to relate the amount of compensation "at risk" for an executive directly to his or her contribution to our success in achieving superior performance goals and to the overall success of the Company.  The Company's executive and key employee compensation program consists of a base salary component, a component providing the potential for an annual bonus based on overall Company performance as well as individual performance, and a component providing the opportunity to earn stock options that focus the executives and key employees on building stockholder value through meeting longer-term financial and strategic goals.

In designing and administering its executive compensation program, the Company tries to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.

In applying these elements to arrive at specific amounts or awards, the members of the Compensation Committee apply their subjective evaluation of these various factors and arrive at consensus through discussion.  While specific numerical criteria may be used in evaluating achievement of individual or Company goals, the extent of achieving such goals is then factored in with other more subjective criteria to arrive at the final compensation or award decision.

Base Salary.  Our salary program is designed to reflect individual performance related to our overall financial performance as well as competitive practice.  Salary reviews are typically performed annually in conjunction with a performance review.  Salary increases are dependent on the achievement of individual and corporate performance goals.

The Executive and Key Employee Bonus Plan.  The Executive and Key Employee Bonus Plan is designed to reward our executives and other key employees for their contributions to corporate goals.  Corporate goals are established as part of the annual operating plan process.  Overall corporate goals include target levels of pre-tax, pre-bonus profit and net revenue.

Bonus achievement is dependent upon meeting or exceeding our minimum goals for pre-tax, pre-bonus and net revenue.  In May 2010, the Board of Directors awarded Mr. DeBello a discretionary bonus of approximately $84,000 in recognition of our company's improved performance.  Mr. DeBello was also awarded a discretionary bonus of approximately $1,500 with respect to a patent that we filed in 2010.

Stock Option Plans.  We currently have four stock option plans that have been approved by our stockholders that allow us to grant options to purchase common stock to our directors, executive officers and key individuals who make, or are expected to make, significant contributions to the Company.

Our stock option plans are designed to:

•	Encourage and create ownership and retention of our stock;
•	Balance long-term with short-term decision making;
•	Link the officers' or key employees' financial success to that of the stockholders;

•	Focus attention on building stockholder value through meeting longer-term financial and strategic goals; and
•	Ensure broad-based participation of key employees (all employees currently participate in the Stock Option Plans).

We currently have four stock option plans that allow us to grant options to purchase common stock to our directors, executive officers and key individuals who make, or are expected to make, significant contributions to the Company.  We also currently maintain one stock option plan, the 1999 Stock Option Plan that has options outstanding that were previously granted under the plan but under which no further options may be granted.

Under the terms of the 2000 Stock Option Plan, the 2002 Stock Option Plan, the 2006 Stock Option Plan and the 2010 Stock Option Plan, each of which provides for the grant of incentive and non-qualified options: (i) incentive stock options are granted with an exercise price equal to the fair market value of our common stock at the grant date and for a term of not more than ten years; (ii) non-qualified stock options may be granted with an exercise price of not less than 85% of fair market value of our common stock at the grant date and for a term of not more than five years; and (iii) the exercise price of options granted to persons owning more than 10% of the total combined voting power of our stock is not to be less than 110% of the fair market value of our common stock as determined on the date of the grant of the options. To date, we have elected to grant non-qualified stock options under these plans with a three year term.

The 1999 Plan provides for the purchase of up to 1,000,000 shares of our common stock.  The 1999 Plan terminated on June 10, 2009; however options granted under the plan that were outstanding at such date remain in effect until such options are exercised or expire.  As of September 30, 2010, options to purchase 651,750 shares of our common stock were outstanding and no options were available for grant under the 1999 Plan.

The 2000 Plan provides for the purchase of up to 1,000,000 shares of our common stock. The 2000 Plan terminated on December 13, 2010; however options granted under the plan that were outstanding at such date remain in effect until such options are exercised or expire.  As of September 30, 2010, options to purchase 821,116 shares of our common stock were outstanding and no options were available for grant under the 2000 Plan.

The 2002 Plan provides for the purchase of up to 1,000,000 shares of our common stock.  As of September 30, 2010, options to purchase 924,662 shares of our common stock were outstanding and options to purchase up to 9,795 shares of our common stock were available for grant under the 2002 Plan.

The 2006 Plan provides for the purchase of up to 1,000,000 shares of our common stock.  As of September 30, 2010, options to purchase 921,216 shares of our common stock were outstanding and options to purchase up to 7,100 shares of our common stock were available for grant under the 2006 Plan.

The 2010 Plan provides for the purchase of up to 2,000,000 shares of our common stock.  As of September 30, 2010, options to purchase 815,584 shares of our common stock were outstanding and options to purchase 1,184,416 shares of our common stock were available for grant under the 2010 Plan.

Additionally, under a compensation agreement with Mr. DeBello, in 2003 he was granted options to purchase 400,000 shares of our common stock at an exercise price of $1.06 per share.

401(k) Savings Plan.  In 1990, we established an Employee Savings Plan (the "Savings Plan") intended to qualify under Section 401(k) of the Internal Revenue Code of 1986 as amended (the "Code"), which is available to all employees who satisfy specified age and service requirement.  The Savings Plan allows an employee to defer up to 15% of such employee's compensation for the pay period elected in his or her salary deferral agreement on a pre-tax basis pursuant to a cash or deferred arrangement under Section 401(k) of the Code (subject to maximums permitted under federal law).  This contribution will generally not be subject to federal tax until it is distributed from the Savings Plan.  In addition these contributions are fully vested and non-forfeitable.  Contributions to the Savings Plan are deposited in a trust fund established in connection with the Savings Plan.  We may make discretionary contributions to the Savings Plan at the end of each fiscal year as deemed appropriate by our Board of Directors.  Vested amounts allocated to each participating employee are distributed in the event of retirement, death, disability or other termination of employment.  For fiscal 2010 the Compensation Committee determined that participants would not receive a matching contribution.

Other Compensation Plans.  We have adopted certain broad-based employee benefit plans in which executive officers have been permitted to participate.  The incremental cost to us of benefits provided to executive officers under these life and health insurance plans is less than 10% of the base salaries for executive officers for fiscal 2010.  Benefits under these broad-based plans are not directly or indirectly tied to company performance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table presents information concerning the beneficial ownership of the shares of our common stock as of December 31, 2010, by:

•	each person we know to be the beneficial owner of 5% of more of our outstanding shares of common stock,
•	each of our named executive officers and current directors and director nominees, and
•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 20,319,378 shares of common stock outstanding on December 31, 2010.  In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of December 31, 2010.  We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Except as indicated by the footnotes below, the business address for each of these stockholders is c/o Mitek Systems, Inc., 8911 Balboa Ave., Suite B, San Diego, CA 92123.

Name of Beneficial Owner or Identify of Group	Number of shares of common stock Beneficially Owned	Percent of Class

Directors and Executive Officers
John M. and Sally B. Thornton (1)	2,881,879	14.11%
James B. DeBello (2)	1,867,160	8.42%
Alex W. "Pete" Hart (3)	136,726	*
William P. Tudor (4)	110,000	*
Michael W. Bealmear (5)	90,000	*
Vinton P. Cunningham (6)	75,000	*
Gerald I. Farmer (7)	75,000	*
Directors and Executive Officers as a Group (seven individuals)(8)	5,235,765	23.26%

Five Percent Stockholders
John M. and Sally B. Thornton (1)	2,881,879	14.11%
John Harland Company (9)	2,464,284	11.94%
Prescott Group Capital Management LLC (10)	1,666,985	8.20%

*	Less than 1%.
(1)	John M. Thornton and Sally B. Thornton, husband and wife, are trustees of a family trust, and are each directors of the Company. Includes 100,000 shares of common stock subject to options.
(2)	Consists of 1,867,160 shares of common stock subject to options.
(3)	Includes 50,000 shares of common stock subject to options.
(4)	Includes 50,000 shares of common stock subject to options.
(5)	Includes 25,000 shares of common stock subject to options.
(6)	Includes 50,000 shares of common stock subject to options.
(7)	Includes 50,000 shares of common stock subject to options.
(8)	Includes 2,192,160 shares of common stock subject to options.
(9)	Based solely on Schedule 13G filed by the beneficial owner with the SEC on May 13, 2005. The stockholder's address is 2939 Miller Road, Decatur, Georgia 30035.
(10)	Based solely on Schedule 13G/A filed by the beneficial owner with the SEC on February 14, 2008. This stockholder's address is 1924 South Utica, Suite 1120, Tulsa, OK 74104-6529.

Securities Authorized for Issuance Under Equity Compensation Plans.

The table below sets forth information as of September 30, 2010, with respect to compensation plans under which our common stock is authorized for issuance.  The figures related to the equity compensation plan approved by security holders relate to our 1999 Stock Option Plan, 2000 Stock Option Plan, 2002 Stock Option Plan, 2006 Stock Option Plan and 2010 Stock Option Plan.  We do not have any equity compensation plans that have not been approved by security holders.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders	4,534,328	$0.66	1,201,311

Our 1999 Stock Option Plan, which provided for the purchase of up to 1,000,000 shares of our common stock through incentive and non-qualified stock options, terminated on June 10, 2009; however options granted under the plan that were outstanding at such date remain in effect until such options are exercised or expired.  As of September 30, 2010, there were options outstanding to purchase 651,750 shares of our common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review of Related Party Transactions

It is our policy and procedure to have all transactions with a value above $120,000, including loans, between us and our officers, directors and principal stockholders and their affiliates, reviewed and approved by a majority of our board of directors, including a majority of the independent and disinterested members of our board of directors, and that such transactions be on terms no less favorable to us than those that we could obtain from unaffiliated third parties. We believe that all of the transactions described below were reviewed and approved under the foregoing policies and procedures.

Related Transactions

Except as noted below, there have been no related party transactions with any of our directors, executive officers or five percent stockholders in the last three fiscal years.

John H. Harland Company beneficially owns more than five percent of our outstanding common stock.  We realized revenue of approximately $59,000 and $67,000 from transactions between us and John H. Harland Company and its subsidiary, Harland Financial Solutions (collectively "John Harland"), during the years ended September 30, 2010 and 2009, respectively.  At September 30, 2010, there was an outstanding accounts receivable balance of approximately $4,000 due from John Harland, compared to a balance of approximately $10,000 at September 30, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC.  Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based solely on a review of Forms, 3, 4, and 5 and amendments thereto furnished to us, we are not aware of any director, officer or beneficial owner of 10% of our common stock that failed to file on a timely basis as disclosed on the above forms, reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, during fiscal year 2010.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request, free of charge. To make such a request, please contact us at Mitek Systems, Inc., Corporate Secretary, 8911 Balboa Ave., Suite B, San Diego, CA 92123 or contact us at (858) 503-7810. Any stockholder who wants to receive separate copies of our proxy statement or annual report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

PROPOSALS OF STOCKHOLDERS

For proposals of stockholders to be included in our proxy materials to be distributed in connection with our 2012 Annual Meeting of Stockholders, anticipated to be held in February 2012, we must receive such proposals at our principal executive offices in writing no later than September 24, 2011.  The acceptance of such proposals is subject to Securities and Exchange Commission (the "SEC") guidelines.  Any stockholder proposal submitted with respect to our 2012 Annual Meeting of Stockholders which is received by us after December 7, 2011 will be considered untimely for purposes of Rule 14a-4 and Rule 14a-5 under the Securities Exchange Act of 1934 and our Board of Directors may vote against such proposal using its discretionary voting authority as authorized by proxy.

OTHER BUSINESS

The Annual Meeting is called for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.  We are not aware of any matters for action by stockholders at this meeting other than those described in the Notice.  The enclosed proxy, however, will confer discretionary authority with respect to matters that are not known at the date of printing hereof and which may properly come before the Annual Meeting or any adjournment thereof.  The proxy holders intend to vote in accordance with their best judgment on any such matters.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

San Diego, California	John M. Thornton
January 18, 2011	Chairman of the Board

APPENDIX A

MITEK SYSTEMS, INC.
DIRECTOR RESTRICTED STOCK UNIT PLAN
(as amended and restated on January 12, 2011)

1.           INTRODUCTION.

The Company's Board of Directors originally adopted the Mitek Systems, Inc. Non-Employee Director Restricted Stock Unit Plan to be effective on the Adoption Date conditioned on and subject to obtaining Company stockholder approval as provided in Section 10 below.  The Board amended and restated and renamed the Plan to be the Mitek Systems, Inc. Director Restricted Stock Unit Plan on January 12, 2011, conditioned on and subject to obtaining Company stockholder approval as provided in Section 10 below, in order to allow Directors to be eligible to participate in the Plan.   Awards granted under the Plan prior to the Stockholder Approval Date may not be settled or Shares released to any Participant until such stockholder approval is obtained.

The purpose of the Plan is to (i) attract and retain the services of persons eligible to participate in the Plan; (ii) motivate Directors and Non-Employee Directors, by means of appropriate equity incentives, to achieve long-term performance goals; (iii) provide equity and incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock and thereby promote the long-term financial interest of the Company and its affiliates, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Stock Units.

This Plan and all Awards shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.  Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any applicable Award agreement.

2.           DEFINITIONS.

(a)           "Adoption Date" means December 6, 2010.

(b)           "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.  For purposes of determining an individual's "Service," this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.

(c)           "Award" means any award of Restricted Stock Units under the Plan.

(d)           "Board" means the Board of Directors of the Company, as constituted from time to time.

(e)           "Cause" means, except as may otherwise be provided in a Participant's Award agreement (and in such case the Award agreement shall govern as to the definition of Cause), the occurrence of any one or more of the following: (i) dishonesty, incompetence or gross negligence in the discharge of the Participant's duties; (ii) theft, embezzlement, fraud, breach of confidentiality, or unauthorized disclosure or use of inside information, recipes, processes, customer and employee lists, trade secrets, or other Company proprietary information;  (iii) willful material violation of any law, rule, or regulation of any governing authority or of the Company's policies and procedures, including without limitation the Company's Code of Ethics and Code of Conduct; (iv) material breach of any agreement with the Company; (v) intentional conduct which is injurious to the reputation, business or assets of the Company; (vi) solicitation of Employees to work for any other business entity; and/or (vii) any other act or omission by a Participant that, in the opinion of the Board, could reasonably be expected to materially adversely affect the Company's or a Subsidiary's or an Affiliate's business, financial condition, prospects and/or reputation.

(f)           "Change in Control" means, except as may otherwise be provided in a Participant's Award agreement (and in such case the Award agreement shall govern as to the definition of Change in Control), the consummation of any one or more of the following:

(i)            a change in the ownership of the Company within the meaning of Code section 409A;

(ii)           a change in the effective control of the Company within the meaning of Code section 409A; or

(iii)          change in the ownership of a substantial portion of the assets of the Company within the meaning of Code section 409A; or

(iv)          the consummation of a complete liquidation or dissolution of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions.

(g)           "Code" means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(h)           "Common Stock" means the Company's common stock, $0.001 par value per share, and any other securities into which such shares are changed, for which such shares are exchanged or which may be issued in respect thereof.

(i)           "Company" means Mitek Systems, Inc., a Delaware corporation.

(j)           "Consultant" means an individual who performs bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee or Director or Non-Employee Director.

(k)           "Director" means a member of the Board who is also an Employee.

(l)            "Disability" means, except as may otherwise be provided in a Participant's Award agreement (and in such case the Award agreement shall govern as to the definition of Disability), that the Participant is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.  For all purposes with respect to the Plan, the Disability of a Participant shall be determined solely by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(m)           "Employee" means any individual who is a common-law employee of the Company (including any individual who is also a Director), or of a Parent, or of a Subsidiary or of an Affiliate.

(n)           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(o)           "Fair Market Value" means the market price of a Share and shall be equal to the closing price (or closing bid, if no sales were reported) for a Share on such day as quoted by the exchange or over-the-counter market on which the Common Stock is listed (or the exchange or market with the greatest trading volume, if quoted or listed on more than one exchange or market).  If there is no closing sale or closing bid price, the closing sales or bid price shall be the price on the last preceding day for which such quotation exists.  If the Common Stock is not listed or quoted on an exchange or over-the-counter market, the Board shall determine the fair market value in good faith.

Whenever possible, the determination of Fair Market Value shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication).  Such determination shall be conclusive and binding on all persons.

(p)           "Fiscal Year" means the Company's fiscal year.

(q)           "Non-Employee Director" means a member of the Board who is not an Employee.

(r)            "Officer" means an individual who is an officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

(s)            "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the Adoption Date shall be considered a Parent commencing as of such date.

(t)            "Participant" means an individual or estate or other entity that holds an Award.

(u)           "Plan" means this Mitek Systems, Inc. Director Restricted Stock Unit Plan as it may be amended from time to time.

(v)           "Restricted Stock Unit" means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan and as provided in Section 6.

(w)           "Restricted Stock Unit Agreement" means the agreement described in Section 6 evidencing each Award of Restricted Stock Units.

(x)           "SEC" means the Securities and Exchange Commission.

(y)           "Securities Act" means the Securities Act of 1933, as amended.

(z)            "Separation From Service" has the meaning provided to such term under Code Section 409A and the regulations promulgated thereunder.

(aa)          "Service" means service as an Employee, Director, Non-Employee Director or Consultant.  Service will be deemed terminated as soon as the entity to which Service is being provided is no longer either (i) the Company, (ii) a Parent, (iii) a Subsidiary or (iv) an Affiliate.  The Board determines when Service commences and terminates for all purposes with respect to the Plan.

(bb)         "Share" means one share of Common Stock.

(cc)          "Stockholder Approval Date" means the date that the Company's stockholders approve this Plan.

(dd)          "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the Adoption Date shall be considered a Subsidiary commencing as of such date.

3.           ADMINISTRATION.

(a)           Authority of the Board.  The Board shall administer the Plan.  Subject to the provisions of the Plan, the Board shall have full authority and discretion to take any actions it deems necessary or advisable.  Such actions shall include without limitation:

(i)          determining Directors and Non-Employee Directors who are to receive Awards under the Plan;

(ii)          determining the type, number, vesting requirements, performance objectives (if any) and their degree of satisfaction, and other features and conditions of such Awards and amending such Awards;

(iii)         correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Plan or any Award agreement;

(iv)        accelerating the vesting, or extending the post-termination exercise term, or waiving restrictions, of Awards at any time and under such terms and conditions as it deems appropriate;

(v)         interpreting the Plan and any Award agreements;

(vi)        making all other decisions relating to the operation of the Plan; and

(vii)       granting Awards to Directors and Non-Employee Directors who are foreign nationals on such terms and conditions different from those specified in the Plan, which may be necessary or desirable to foster and promote achievement of the purposes of the Plan, and adopting such modifications, procedures, and/or subplans (with any such subplans attached as appendices to the Plan) and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, or to meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, and/or comply with applicable foreign laws or regulations.

The Board may adopt such rules or guidelines, as it deems appropriate to implement the Plan.  The Board's determinations under the Plan shall be final, conclusive and binding on all persons.  The Board's decisions and determinations need not be uniform and may be made selectively among Participants in the Board's sole discretion.  The Board's decisions and determinations will be afforded the maximum deference provided by applicable law.

(b)           Indemnification.  To the maximum extent permitted by applicable law, each member of the Board, and any persons (including without limitation Employees and Officers) who are delegated by the Board to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

4.           GENERAL.

(a)           General Eligibility.  Only Directors and Non-Employee Directors shall be eligible to be granted Awards under the Plan.

(b)           Restrictions on Shares.  Any Shares issued pursuant to an Award shall be subject to such Company policies, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine.  Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law.  In no event shall the Company be required to issue fractional Shares under this Plan.

(c)           Beneficiaries.  A Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant's death.  If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant's death any vested Award(s) shall be transferred or distributed to the Participant's estate.

(d)           Stockholder Rights.  A Participant, or a transferee of a Participant, shall have no rights as a stockholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Award until such person becomes entitled to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Common Stock has been issued to the Participant.  No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such Common Stock is issued.

(e)           Termination of Service.  Unless the applicable Award agreement provides otherwise (and in such case, the Award agreement shall govern as to the consequences of a termination of Service for such Awards), if the Service of Participant is terminated for any reason, then all unvested portions of any outstanding Awards shall be forfeited without consideration as of the Participant's Separation From Service.

(f)           Code Section 409A.  Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention.  If upon a Participant's Separation From Service, he/she is then a "specified employee" (as defined in Code Section 409A), then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of "nonqualified deferred compensation" subject to Code Section 409A payable as a result of and within six (6) months following such Separation From Service until the earlier of (i) the first business day of the seventh month following the Participant's Separation From Service, or (ii) ten (10) days after the Company receives written confirmation of the Participant's death.  Any such delayed payments shall be made without interest.

(g)           Electronic Communications.  Subject to compliance with applicable law and/or regulations, an Award agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants by electronic media.

(h)           Unfunded Plan.  Insofar as it provides for Awards, the Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience.  The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Board be deemed to be a trustee of stock or cash to be awarded under the Plan.

(i)           Liability of Company.  The Company (or members of the Board) shall not be liable to a Participant or other persons as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, or settlement of any Award granted hereunder.

(j)           Reformation.  In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid.  If it is not posible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(k)           Tax Withholding.  A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award.  The Company shall not be required to issue any Shares or make any cash payment under the Plan until any such obligations are satisfied.

(l)           Successor Provision.  Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Adoption Date and including any successor provisions.

5.           SHARES SUBJECT TO PLAN AND SHARE LIMITS.

(a)           Basic Limitation.  The Common Stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares.  Subject to adjustment as provided in Section 7, the maximum aggregate number of Shares that may be issued under the Plan shall not exceed 1,000,000 Shares (the "Share Limit").

(b)           Share Utilization.  If Awards are forfeited or are terminated for any reason other than being settled for consideration, then the Shares underlying such forfeited Awards shall not be counted against the Share Limit.  Only the number of Shares actually issued in settlement of Restricted Stock Units shall be counted against the Share Limit.  Any Shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by another entity (as provided in Sections 6(h) shall not be counted against the Share Limit.

(c)           Dividend Equivalents.  Any dividend equivalents distributed under the Plan shall not be counted against the Share Limit.

6.           TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS.

(a)           Restricted Stock Unit Agreement.  Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the Participant and the Company.  Such Restricted Stock Units shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any performance objectives).  The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical.  Restricted Stock Units may be granted in consideration of a reduction in the Participant's other compensation.

(b)           Number of Shares.  Each Restricted Stock Unit Agreement shall specify the number of Shares to which the Restricted Stock Unit grant pertains and is subject to adjustment of such number in accordance with Section 7.

(c)           Payment for Awards.  Generally, no cash consideration shall be required of the Award recipients in connection with the grant of an Award.

(d)           Vesting Conditions.  Each Award of Restricted Stock Units may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement.  A Restricted Stock Unit Agreement may provide for accelerated vesting only in the event of a Change in Control.

(e)           Voting and Dividend Rights.  The holders of Restricted Stock Units shall have no voting rights.  Prior to settlement or forfeiture, any Restricted Stock Unit awarded under the Plan may, at the Board's discretion, carry with it a right to dividend equivalents.  Such right entitles the holder to be credited with an amount equal to all cash or Common Stock dividends paid on one Share while the Restricted Stock Unit is outstanding.  Dividend equivalents may be converted into additional Restricted Stock Units.  Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both.  Prior to vesting of the Restricted Stock Units, any dividend equivalents accrued on such unvested Restricted Stock Units shall be subject to the same vesting conditions and restrictions as the Restricted Stock Units to which they attach.

(f)           Form and Time of Settlement of Restricted Stock Units.  Settlement of vested Restricted Stock Units may be made in the form of Shares only.  The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award.  Except as otherwise provided in a Restricted Stock Unit Agreement or a timely completed deferral election, vested Restricted Stock Units shall be settled within thirty days after vesting.  The distribution may occur or commence when all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to a later specified date.  The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.  Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Section 7.

(g)           Creditors' Rights.  A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company.  Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

(h)           Modification or Assumption of Restricted Stock Units.  Within the limitations of the Plan, the Board may modify or assume outstanding Restricted Stock Units or may accept the cancellation of outstanding Restricted Stock Units (including stock units granted by another issuer) in return for the grant of new Restricted Stock Units for the same or a different number of Shares.  No modification of a Restricted Stock Unit shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Restricted Stock Unit.

(i)           Assignment or Transfer of Restricted Stock Units.  Except as provided in Section 4(c), or in a Restricted Stock Unit Agreement, or as required by applicable law, Restricted Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law.  Any act in violation of this Section 6(i) shall be void.  However, this Section 6(i) shall not preclude a Participant from designating a beneficiary pursuant to Section 4(c) nor shall it preclude a transfer of Restricted Stock Units pursuant to Section 4(c).

7.           ADJUSTMENTS.

(a)           Adjustments.  In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Board shall make equitable and proportionate adjustments to:

(i)          the Share Limit specified in Section 5(a);

(ii)         the number and kind of securities available for Awards under Section 5;

(iii)        the number and kind of securities covered by each outstanding Award; and

(iv)        the number and kind of outstanding securities issued under the Plan.

(b)           Participant Rights.  Except as provided in this Section 7, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.  If by reason of an adjustment pursuant to this Section 7, a Participant's Award covers additional or different shares of stock or securities, then such additional or different shares and the Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares subject to the Award prior to such adjustment.

(c)           Fractional Shares.  Any adjustment of Shares pursuant to this Section 7 shall be rounded down to the nearest whole number of Shares.  Under no circumstances shall the Company be required to authorize or issue fractional shares.  To the extent permitted by applicable law, no consideration shall be provided as a result of any fractional shares not being issued or authorized.

8.           EFFECT OF A CHANGE IN CONTROL.

(a)           Merger or Reorganization.  In the event that there is a Change in Control and/or the Company is a party to a merger or acquisition or reorganization or similar transaction, outstanding Awards shall be subject to the merger agreement or other applicable transaction agreement.  Such agreement may provide, without limitation, that subject to the consummation of the applicable transaction, for the assumption (or substitution) of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the Participant.

(b)           Acceleration.  Except as otherwise provided in an applicable Restricted Stock Unit Agreement (and in such case the applicable Restricted Stock Unit Agreement shall govern), in the event that a Change in Control occurs, then all then-outstanding Awards shall fully vest as of immediately before such Change in Control.

9.           LIMITATIONS ON RIGHTS.

(a)           Retention Rights.  Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain in Service as an Employee, Consultant, Director or Non-Employee Director or to receive any other Awards under the Plan.  The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company's Certificate of Incorporation and Bylaws.

(b)           Regulatory Requirements.  Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.  The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

(c)           Clawback Policy.  The Board may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a "Clawback Policy").  In addition, the Board may require that a Participant repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy.

10.         DURATION AND AMENDMENTS.

(a)           Term of the Plan.  The Plan, as set forth herein, is effective on the Adoption Date provided, however, that the Plan is subject to the approval of the Company's stockholders within 120 days of the Adoption Date.  If the Stockholder Approval Date does not occur before 120 days after the Adoption Date, then the Plan shall terminate as of the 121st day after the Adoption Date and any Awards granted under the Plan shall also immediately terminate without consideration to any Award holder.  If the stockholders timely approve the Plan, then the Plan shall terminate on the day before the tenth anniversary of the Adoption Date and may be terminated on any earlier date pursuant to this Section 10.  This Plan will not in any way affect outstanding awards that were issued under any other Company equity compensation plans.

(b)           Right to Amend or Terminate the Plan.  The Board may amend or terminate the Plan at any time and for any reason subject to obtaining stockholder approval only to the extent required by applicable law or by the rules of an applicable stock exchange.  No Awards shall be granted under the Plan after the Plan's termination.  In addition, no such amendment or termination shall be made which would impair the rights of any Participant, without such Participant's written consent, under any then-outstanding Award.  In the event of any conflict in terms between the Plan and any Award agreement, the terms of the Plan shall prevail and govern.

11.         EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized Officer to execute this Plan on behalf of the Company.

MITEK SYSTEMS, INC, a Delaware corporation

By:	/s/ James B. DeBello
James B. DeBello
President, Chief Executive Officer and
Chief Financial Officer